TERM LOAN AGREEMENT

DATED AS OF SEPTEMBER 2, 2008

AMONG

INLAND REAL ESTATE CORPORATION,

AS BORROWER

AND

KEYBANK NATIONAL ASSOCIATION

AS ADMINISTRATIVE AGENT

KEYBANC CAPITAL MARKETS

AS CO-LEAD ARRANGER

AND

BANC OF AMERICA SECURITIES, LLC

AS CO-LEAD ARRANGER

AND

BANK OF AMERICA, N.A.

AS SYNDICATION AGENT

THE SEVERAL LENDERS

FROM TIME TO TIME PARTIES HERETO,

AS LENDERS

TERM LOAN AGREEMENT

This Term Loan Agreement, dated as of September 2, 2008, is among Inland Real Estate Corporation, a corporation organized under the laws of the State of Maryland (the “Borrower”), KeyBank National Association, a national banking association, both individually as a “Lender” and as “Administrative Agent”, Bank of America, N.A., both individually as a “Lender” and as “Syndication Agent, ” KeyBanc Capital Markets as a “Co-Lead Arranger,” and Banc of America Securities, LLC, as a “Co-Lead Arranger” (the Co-Lead Arrangers will collectively be referred to as “Lead Arrangers” and the several banks, financial institutions and other entities which may from time to time become parties to this Agreement as additional “Lenders”.

RECITALS

A.

The Borrower is primarily engaged in the business of purchasing, owning, operating, leasing and managing retail properties.

B.

The Borrower is qualified as a real estate investment trust under Section 856 of the Code.

C.

The Agent and the Lenders desire to make available to the Borrower an unsecured term loan in the initial amount of $140,000,000 (with possible future term loan disbursements by existing or additional Lenders, as provided herein, up to an aggregate amount of all such term loans not to exceed $200,000,000), on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

“Adjusted Annual EBITDA” means, as of any date, an annualized amount determined by multiplying four (4) times the Consolidated Net Income for the most recent fiscal quarter of Borrower for which financial results have been reported, as adjusted by (i) adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains or losses from sales of assets, extraordinary items, depreciation, amortization, interest expenses, the Consolidated Group Pro Rata Share of interest, depreciation and amortization in Investment Affiliates; and (ii) deducting from such annualized amount an annual amount for capital expenditures equal to $0.15 per square foot times the weighted daily average gross leaseable area of Projects owned by the Consolidated Group or any Investment Affiliate (but only deducting the applicable Consolidated Group Pro Rata Share of such amount with respect to such Investment Affiliate) during such fiscal quarter.

“Adjusted Annual NOI” means, as of any date, with respect to any group of Projects, an annualized amount determined by multiplying four (4) times the aggregate Net Operating Income attributable to such Projects for the most recent fiscal quarter of Borrower for which financial results have been reported, as adjusted by an annual amount for capital expenditures equal to $0.15 per square foot times the gross leaseable area of such Projects; adding or deducting for, as appropriate, any adjustment made to under GAAP for straight lining of rents, gains, or losses from sales of assets, extraordinary items, depreciation, amortization, or interest expense; and (i) deducting therefrom any income attributable to Excluded Tenants but only if and to the extent that the aggregate amount of such income attributable to Excluded Tenants would be greater than 5% of all other elements of aggregate Adjusted Annual NOI without regard to such income and (ii) adding or deducting for, as appropriate, any adjustment made to under GAAP for straight lining of rents, gains, or losses from sales of assets, extraordinary items, depreciation, amortization or interest expense.

“Adjusted Unencumbered NOI” means, as of any date, Unencumbered NOI for the most recent fiscal quarter of the Borrower for which financial results have been reported less an amount for capital expenditures equal to $0.0375 per gross leasable square foot ($0.15 per annum divided by four quarters) times the weighted average gross leasable area of Qualifying Unencumbered Properties owned by the Borrower and the Subsidiary Guarantors during such fiscal quarter.

“Administrative Agent” means KeyBank National Association in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means the Loans of one or more Types made by one or more of the Lenders to the Borrower as described in Section 2.6 hereof.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means, as of any date, the aggregate of the then current Commitments of all the Lenders, which is currently $140,000,000, as such amount may be increased pursuant to Section 2.2 hereof.

“Agreement” means this Loan Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Execution Date” means the date this Agreement has been fully executed and delivered by all parties hereto.

 “Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

“Anti-Terrorism Laws” is defined in Section 5.28.

“Applicable Margin” means, 2.0% per annum for Fixed Rate Loans and 0.5% per annum for Floating Rate Loans.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer or Vice President and General Counsel of the Borrower, acting singly.

“Bankruptcy Code” means the Bankruptcy Code of the United States of America, as amended from time to time.

“Borrower” means Inland Real Estate Corporation, a corporation organized under the laws of the State of Maryland, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.6.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Cleveland, Ohio and New York, New York for the conduct of substantially all of their commercial lending activities.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Capitalization Rate” means .0775.

“Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents”  means, as of any date:

(i)

securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(ii)

mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s;

(iii)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(iv)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

(v)

bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(vi)

repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(vii)

short term promissory notes rated not less than A-1+ by S&P, and  not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(viii)

commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s.

“Change of Control” means (i) any change in the ownership of the Borrower which results in less than eighty percent (80%) of the Borrower’s Capital Stock being held by Persons who were either shareholders on the Agreement Execution Date, spouses, relatives or estates of such shareholders or trustees holding for the benefit of such shareholders or their spouses, relatives or estates, or (ii) any change in the membership of the Borrower’s Board of Directors which results in the board members as of any date after the Agreement Execution Date constituting less than 50% of the total board members at any time during the two (2) year period following such date.

“Change in Management” means the failure of at least two (2) of Brett A. Brown, D. Scott Carr or Mark E. Zalatoris to continue to be active on a daily basis in the management of the Borrower provided that if any such individuals shall die or become disabled the Borrower shall have sixty (60) days to retain a replacement executive of comparable experience which is reasonably satisfactory to the Administrative Agent.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

“Consolidated Debt Service” means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

“Consolidated Group” means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

“Consolidated Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse.

“Consolidated Net Income” means, for any period, the sum of (i) consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP plus (ii) without duplication, the applicable Consolidated Group Pro Rata Share of the net income (or loss) of each Investment Affiliate for such period determined in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, an amount equal to (a) Total Asset Value minus (b) Consolidated Outstanding Indebtedness as of such date.

“Consolidated Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of the Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Borrower.

“Construction in Progress” means, as of any date, the total construction cost expended as of the applicable date to construct any Projects then under development plus the book value of all land not then included in Unimproved Land.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.7.

“Convertible Notes” means Inland Real Estate Corporation $180,000,000.00, 4.625% Convertible Senior Notes Due 2026 which closed on November 13, 2026.”

.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

“Default Rate” means the interest rate which may apply during the continuance of a Default pursuant to Section 2.9.

“Development Project” means a Project currently under development that has not achieved an Occupancy Rate of at least 80%, or on which the improvements (other than tenant improvements) related to the development have not been completed. A Development Project on which all improvements (other than tenant improvements) related to the development of such Project have been completed for at least 12 months shall cease to constitute a Development Project notwithstanding the fact that such Project has not achieved an Occupancy Rate of at least 80%.

“Eligible Assignee” means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $5,000,000,000 or more, (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development, (e) any savings bank, savings and loan association or similar financial institution which (A) has a net worth of $500,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, and (f) any other financial institution (including a mutual fund or other fund) approved by the Administrative Agent and, unless a Default shall have occurred and be continuing, Borrower (such approval not to be unreasonably withheld or delayed) having total assets of $500,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (e) above; provided that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest.

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiary or any of their respective assets or Projects.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

“Excluded Tenants” means, as of any date, any tenant at one of the Projects that either (i) is subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency law or (ii) is not operating its business in its demised premises at such Project, unless such tenant’s lease obligations are guaranteed by an entity whose then current long-term, unsecured debt obligations are rated BBB-- or above by S&P and Baa3 or above by Moody’s.

“Executive Order” is defined in Section 5.28.

“Facility Obligations” means all Obligations other than the Related Swap Obligations.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Lender of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Lender in substantially the same manner as such Federal Reserve Lender computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

“Fee Letters” is defined in Section 2.5.

“Financeable Ground Lease” means, a ground lease reasonably satisfactory to the Administrative Agent, which must provide customary protections for a potential leasehold mortgagee (“Mortgagee”) which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years, (ii) a provision that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease to the Mortgagee as tenant on the same terms if the ground lease is terminated for any reason, (iv) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on delivery of customary assignment and assumption agreements from the transferor and transferee, (v) the ability of the tenant to mortgage tenant’s interest under the ground lease without any requirement  for consent of the ground lessor, and (vi) that the tenant under the ground lease is entitled to all insurance proceeds and condemnation awards (other than the amount attributable to landlord’s fee interest in the land if an adjustment in rent is provided for in connection therewith).

“First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a “First Mortgage Receivable” in its most recent compliance certificate.

“Fixed Charges” shall mean, as of any date,  the sum of (i) Consolidated Debt Service for the most recent fiscal quarter of Borrower for which financial results have been reported times four (4) plus (ii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group (including dividends to Inland Ryan joint ventures) with respect to the four (4) immediately preceding fiscal quarters of Borrower for which financial results have been reported.

“Fixed Rate” means the LIBOR Rate.

“Fixed Rate Loan” means a Loan which bears interest at a Fixed Rate.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii)  the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

“Funded Percentage” means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time.

“Funds From Operations” shall have the meaning determined from time to time by the National Association of Real Estate Investment Trusts to be the meaning most commonly used by its members.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) the attributable Indebtedness of such Person with respect all Capitalized Lease Obligations and Synthetic Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) all net obligations of such Person under Swap Contracts, and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. To the extent that the rights and remedies of the obligee of any Indebtedness are limited to certain Property and are otherwise non-recourse to such Person, the amount of such Indebtedness shall be limited to the value of the Person’s interest in such Property (valued at the higher of book value or market value as of the date of determination).

“Intellectual Property” is defined in Section 5.20.

“Interest Period” means a LIBOR Interest Period.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, holds an ownership interest whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group, excluding those Persons in whom the Consolidated Group’s ownership interest is evidenced only by Marketable Securities.

 “Lenders” means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement.

“Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, as of any date, the ratio of Consolidated Outstanding Indebtedness to Total Asset Value.

“LIBOR Advance” means an Advance that bears interest at the LIBOR Rate.

 “LIBOR Base Rate” means, the average rate (rounded upwards to the nearest 1/16th) with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which KeyBank or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of KeyBank’s relevant LIBOR Loan and having a maturity equal to such LIBOR Interest Period.

“LIBOR Interest Period” means, with respect to each amount bearing interest at a LIBOR based rate, a period of one, two, three, or six months, to the extent deposits with such maturities are available to the Administrative Agent, commencing on a Business Day, as selected by Borrower; provided, however, that (i) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall continue to and end on the next succeeding Business Day, unless the result would be that such LIBOR Interest Period would be extended to the next succeeding calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day and (ii) any LIBOR Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Interest Period would otherwise end shall instead end on the last Business Day of such calendar month.

“LIBOR Loan” means a Loan which bears interest at a LIBOR Rate.

“LIBOR Rate” means, for any LIBOR Interest Period, the sum of (A) the LIBOR Base Rate applicable thereto divided by one minus the then-current Reserve Requirement and (B) the Applicable Margin.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Line of Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated April 21, 2008, as amended by a First Amendment thereto dated as of August 14, 2008, by and among Inland Real Estate Corporation, Key Bank National Association, Keybanc Capital Markets, Wachovia Bank, National Association, Wachovia Capital Markets, LLC, and certain other lenders, as it may from time to time hereafter be further amended.

“Loan” means, with respect to a Lender, any portion of the Aggregate Commitment which has been advanced to the Borrower by such Lender and has not been repaid.

“Loan Documents” means this Agreement, the Notes, the Subsidiary Guaranty, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

“Marketable Securities” means Investments in Capital Stock or debt securities issued by any Person (other than an Investment Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents.

“Maturity Date” means the first to occur of (i) September 2, 2010, or (ii) such earlier date on which the aggregate principal balance of the Advances becomes due and payable.

“Material Adverse Effect” means, in the Administrative Agent’s reasonable discretion, a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.  As used herein “Management Fees”, means, with respect to each Project for any period, an amount equal to the greater of (i) actual management fees payable with respect thereto and (ii) three percent (3%) per annum on the aggregate base rent and percentage rent due and payable under leases at such Project.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” means a promissory note, in substantially the form of Exhibit B hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

“Notice of Assignment” is defined in Section 12.3.2.

“Obligations” means the Advances, the Related Swap Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

“Occupancy Rate” means with respect to a Project at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Project actually occupied by tenants that are not affiliated with the Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 60 or more days to (b) the aggregate net rentable square footage of such Project.  For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Project notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days of such date.

“Other Taxes” is defined in Section 3.5(ii).

“Other Triple Net Leased Property” means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate (other than a Project) that has been improved with an office building or other commercial building which is leased on a triple net basis to a single tenant.

“Outstanding Facility Amount” means, at any time, all then outstanding Advances.

“Participants” is defined in Section 12.2.1.

“Payment Date” means, with respect to the payment of interest accrued on the Loans, the first day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Percentage” means for each Lender the ratio that such Lender’s Commitment bears to the Aggregate Commitment, expressed as a percentage.

“Permitted Acquisitions” are defined in Section 6.15.

“Permitted Liens” are defined in Section 6.16.

“Person” means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by KeyBank or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

“Prohibited Person” is defined in Section 5.28.

“Project” means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail property.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Qualifying Unencumbered Property” means any Stabilized Retail Project which as of any date of determination, (a) is wholly owned by a Subsidiary Guarantor, in fee simple or under the terms of a Financeable Ground Lease, (b) is located in the United States, (c) neither such Project, nor any interest of the Borrower or any Subsidiary therein, is subject to any lien other than Permitted Liens set forth in Sections 6.16(i) through 6.16(v) or a Negative Pledge; (d) if such Project is owned or leased by a Subsidiary Guarantor (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary Guarantor is subject to any lien, or agreement  (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which prohibits or limits the ability of such Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any Projects or Capital Stock of such Subsidiary Guarantor or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Project and (y) to create a Lien on such Project as security for Indebtedness of the Borrower or such Subsidiary Guarantor, as applicable; (e) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(iv)) on any Project or Capital Stock of such Subsidiary Guarantor or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause); (f) such Project is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Project as evidenced by a certification of the Borrower;  and (g) when aggregated with all other Qualifying Unencumbered Properties, results in the Qualifying Unencumbered Properties as a whole having at least eighty percent (80%) of their aggregate gross leasable area physically occupied.  No asset shall be deemed to be unencumbered unless both such asset and all Capital Stock of the Subsidiary Guarantor owning such asset is unencumbered.

 “Recourse Indebtedness” means any Indebtedness of Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Related Swap Obligations” means, as of any date, all of the obligations of Borrower arising under any then outstanding Swap Contracts entered into between Borrower and any Lender or Affiliate of any Lender.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.  Notwithstanding the foregoing (i) the Commitments of, and Advances made by, any Lender which is a Defaulting Lender shall be excluded from the calculations of the Aggregate Commitment and aggregate Advances for such purposes during the period that such Lender is a Defaulting Lender, and (ii) at such times as there are two or more Lenders hereunder, the “Required Lenders” must include at least two of such Lenders even if one Lender holds more than 66-2/3% of the Aggregate Commitment or aggregate Advances.

“Reserve Requirement” means, with respect to a LIBOR Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group which is secured by a Lien on a Project, any ownership interests in any Person or any other assets which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Stabilized Retail Projects” mean any neighborhood shopping centers, community shopping centers, sale/leaseback with retail tenants, stand-alone, triple net retail properties and any other stabilized Projects approved by the Administrative Agent.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Wholly-Owned Subsidiary of the Borrower which is required to execute a Subsidiary Guaranty pursuant to Section 6.13.

“Subsidiary Guaranty” means the guaranty to be executed and delivered by those Subsidiaries of the Borrower listed on Schedule 5 and such other Wholly-Owned Subsidiaries as may hereafter be obligated to join in such guaranty as provided in Section 6.13, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of then-current Total Asset Value.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

 “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Total Asset Value” means, as of any date, (i) Adjusted Annual NOI attributable to Projects owned by the Borrower or a member of the Consolidated Group (excluding 100% of the Adjusted Annual NOI attributable to Projects not owned for the entire fiscal quarter on which Adjusted Annual NOI is calculated and for the five (5) immediately proceeding entire fiscal quarters and excluding all lease termination fees and all interest and dividend income), divided by the Capitalization Rate, plus (ii) 100% of the price paid for any such Projects first acquired by the Borrower or a member of the Consolidated Group during such period of six (6) consecutive entire fiscal quarters, plus (iii) Unrestricted Cash, Cash Equivalents and Marketable Securities owned by the Consolidated Group as of the end of the last such fiscal quarter, plus (iv) the Consolidated Group’s Pro Rata Share of (A) Adjusted Annual NOI attributable to Projects owned by Investment Affiliates (excluding Adjusted Annual NOI attributable to Projects not owned for the entire fiscal quarter on which Adjusted Annual NOI is calculated and for the five (5) entire immediately preceding fiscal quarters) divided by (B) the Capitalization Rate, plus (v) the Consolidated Group Pro Rata Share of the price paid for such Projects first acquired by an Investment Affiliate during such period of six (6) consecutive entire fiscal quarters, plus (vi) Construction in Progress and First Mortgage Receivables of the Borrower or any other member of the Consolidated Group (with each such asset valued at the lower of its acquisition cost and its fair market value), plus (vii) Unimproved Land (with each such asset valued at the lower of its acquisition cost and its fair market value), plus (viii) Other Triple Net Leased Properties owned by Borrower or a member of the Consolidated Group (with each such asset valued at the lower of its acquisition cost and its fair market value), plus (ix) the Consolidated Group Pro Rata Share of any Other Triple Net Leased Properties owned by an Investment Affiliate (with each such asset valued at the lower of its acquisition cost and its fair market value). .

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Loan, its nature as a Floating Rate Loan or LIBOR Loan.

“Unencumbered Asset Value” means, as of any date, the sum of (a) (i) the aggregate Adjusted Unencumbered NOI attributable to Qualifying Unencumbered Properties then owned by Borrower or a Subsidiary Guarantor which have been owned by Borrower or a Subsidiary Guarantor for the most recent full fiscal quarter for which financial results of Borrower have been reported and for the five (5) immediately preceding entire fiscal quarters multiplied by four and divided by (ii) the Capitalization Rate plus (b) the aggregate acquisition cost of all Qualifying Unencumbered Properties then owned by Borrower or a Subsidiary Guarantor but not so owned for such period of six (6) consecutive entire fiscal quarters, plus (c) the GAAP book value of Development Projects not subject to any Lien (other than Permitted Liens set forth in Sections 6.16(i) through 6.16(v)) or any Negative Pledge, plus (d) all Unrestricted Cash, Cash Equivalents, and Marketable Securities and all First Mortgage Receivables (valued at the lower of its acquisition cost and its fair market value).  For purposes of this definition, to the extent i) the aggregate amount included in Unencumbered Asset Value under clause (d) above would exceed 10% of the Unencumbered Asset Value, or ii) the aggregate amount included in Unencumbered Asset Value attributable to Development Properties under clause (c) above would exceed 15% of the Unencumbered Pool Asset  Value or the aggregate amount included under clause (c) and (d) together would exceed 20% of Unencumbered Asset Value, such excess shall be excluded.  To the extent Unencumbered Asset Value attributable to Qualifying Unencumbered Properties which are occupied pursuant to Financeable Ground Leases would exceed 10% of Unencumbered Asset Value, such excess shall be excluded.

“Unencumbered Leverage Ratio” means Unencumbered Asset Value divided by Unsecured Indebtedness.

“Unencumbered NOI” means, as of any date, the sum of (a) the aggregate Net Operating Income for the most recent fiscal quarter for which financial results have been reported attributable to all Qualifying Unencumbered Properties owned for the entirety of such fiscal quarter as of the last day of such fiscal quarter plus, (b) in the case of any Qualifying Unencumbered Property that was owned as of the last day of such fiscal quarter by Borrower or a Subsidiary Guarantor, but not so owned for the full fiscal quarter, the additional amount of Net Operating Income that would have been earned if such Qualifying Unencumbered Property had been so owned for the full fiscal quarter.

“Unencumbered Trigger Date” means the first to occur of (i) the fifth (5th) day subsequent to the date on which the Administrative Agent receives a compliance certificate pursuant to Section 6.1(v) evidencing that Borrower has achieved an Unencumbered Leverage Ratio of at least 1.50, provided that the Administrative Agent does not object to the information provided in such certificate, or (ii) December 31, 2008.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unimproved Land” means, as of any date, any land which (i) is not appropriately zoned for retail development, (ii) does not have access to all necessary utilities or (iii) does not have access to publicly dedicated streets, unless such land has been designated in writing by the Borrower in a certificate delivered to the Administrative Agent as land that is reasonably expected to satisfy all such criteria within twelve (12) months after such date.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Cash, Cash Equivalents and Marketable Securities” means, in the aggregate, all cash, Cash Equivalents and Marketable Securities which are not pledged or otherwise restricted for the benefit of any creditor and which are owned by the Borrower or another member of the Consolidated Group, to be valued for purposes of this Agreement at 100% of its then-current book value, as determined under GAAP.

“Unsecured Debt Service” means, as of any date, an imputed annual amount of interest that would be due on the outstanding amount of Unsecured Indebtedness as of the last day of the most recent fiscal quarter of Borrower for which financial results have been reported calculated at the interest rate applicable to such Unsecured Indebtedness as of such last day (using the LIBOR Rate and related Applicable Margin in effect on such last day for purposes of calculating interest on the Advances).

“Unsecured Debt Service Coverage” means Adjusted Unencumbered NOI divided by Unsecured Debt Service.

“Unsecured Indebtedness” means all Consolidated Outstanding Indebtedness that is not Secured Indebtedness.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE TERM LOAN

2.1

Generally.  Subject to the terms and conditions of this Agreement, the Lenders agree to make a single disbursement loan to the Borrower in an aggregate principal amount equal to the then current Aggregate Commitment. This is a term loan agreement, not a revolving credit facility. Any Loans made hereunder shall not be available to be readvanced once repaid and the Lenders shall have no commitment to so readvance all or any part of the Advances once repaid. Each Lender shall fund its Percentage of such single disbursement and no Lender will be required to fund any amounts which would exceed such Lender’s then current Commitment.

2.2

Increase in Aggregate Commitment.  The Borrower shall have the right from time to time, provided no Default or Unmatured Default has occurred and is then continuing, to increase the Aggregate Commitment up to a maximum of $200,000,000 by either adding new lenders as Lenders (subject to the Lead Arrangers’ and Administrative Agent’s prior written approval of the identity of such new lenders) or obtaining the agreement, which shall be at such Lender’s or Lenders’ sole discretion, of one or more of the then current Lenders to increase its or their Commitments.  The Administrative Agent shall use commercially reasonable efforts to arrange such increased Commitments and the Borrower’s approval of any new lenders shall not be unreasonably withheld or delayed.  On the effective date of any such increase, the Borrower shall pay to the Administrative Agent and Syndication Agent any amounts due under the Fee Letters and to each lender providing such additional Commitment the up-front fee agreed to by the Borrower, and a single Advance in the full amount of such increase shall be made.  Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit A attached hereto by the Borrower, the Administrative Agent and the new lender or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof.  In no event shall the Aggregate Commitment exceed $200,000,000 without the approval of all of the Lenders.

2.3

Payment of Interest.  The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(a) during such periods as such Loan is a Floating Rate Loan, at the Floating Rate; and

(b) during such periods as such Loan is a Fixed Rate Loan, at the Fixed Rate with respect to the LIBOR Interest Period applicable to such Fixed Rate Loan.

2.4

Principal Repayment.  The entire outstanding principal amount of the Loan, and all accrued but unpaid interest on, shall be paid in full by the Borrower on the Maturity Date.

2.5

Other Fees.  The Borrower agrees to pay all fees payable to the Administrative Agent and Syndication Agent pursuant to the Borrower’s letter agreements with the Administrative Agent dated as of  July 22, 2008, and the Syndication Agent dated as of July 22, 2008 (collectively, the letter agreements will be referred to as the “Fee Letters”).

2.6

Method of Selecting Types and Interest Periods for Advances. A single Advance shall be made hereunder by each Lender in the full amount of the initial Aggregate Commitment of such Lender, or in the case of an increase in the Aggregate Commitment of an existing Lender made pursuant to Section 2.2, in the full amount of such increase.  The Borrower shall select the Type of Loans that comprise each such Advance and, in the case of each Fixed Rate Loan, the Interest Period applicable to each Loan from time to time.  The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) in the form attached as Exhibit I (i) not later than 3:00 p.m. Cleveland time on the Business Day immediately preceding the Borrowing Date of each Advance that contains only Floating Rate Loans, and (ii) not later than 10:00 a.m. Cleveland time, at least three (3) Business Days before the Borrowing Date for each Advance that includes a LIBOR Loan:

(i)

the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)

the aggregate amount of such Advance,

(iii)

the Type of Loans selected and,

(iv)

in the case of each Fixed Rate Loan, the Interest Period applicable thereto.

The Administrative Agent shall provide a copy to the Lenders by facsimile of each Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received.  Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than (i) 10:00 a.m. (Cleveland time), in the case of Floating Rate Loans which have been requested by a Borrowing Notice given to the Administrative Agent not later than 3:00 p.m. (Cleveland time) on the Business Day immediately preceding such Borrowing Date, or (ii) noon (Cleveland time) in the case of all other Loans.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

No Interest Period may end after the Maturity Date and, unless the Lenders otherwise agree in writing, in no event may there be more than seven (7) different Interest Periods for Fixed Rate Loans outstanding at any one time.

2.7

Conversion and Continuation of Outstanding Loans.  Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Fixed Rate Loans.  Each Fixed Rate Loan shall continue as a Fixed Rate Loan until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Loan shall be automatically converted into a Floating Rate Loan unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Loan either continue as a Fixed Rate Loan for the same or another Interest Period or be converted to a Loan of another Type.  The Borrower may elect from time to time to convert all or any part of an Loan of any Type into any other Type or Types of Loan; provided that any conversion of any Fixed Rate Loan shall be made on, and only on, the last day of the Interest Period applicable thereto.  The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Loan to a Fixed Rate Loan or continuation of a Fixed Rate Loan not later than 10:00 a.m. (Cleveland time), at least three Business Days, in the case of a conversion into or continuation of a LIBOR Loan, prior to the date of the requested conversion or continuation, specifying:

(i)

the requested date which shall be a Business Day, of such conversion or continuation;

(ii)

the aggregate amount and Type of the Loan which is to be converted or continued; and

(iii)

the amount and Type(s) of Loan(s) into which such Loan is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Loan, the duration of the Interest Period applicable thereto.

2.8

Changes in Interest Rate, Etc.  Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Fixed Rate Loan into a Floating Rate Loan pursuant to Section 2.7 to but excluding the date it becomes due or is converted into a Fixed Rate Loan pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Loan maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate.  Each Fixed Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Loan.

2.9

Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.6 or 2.7, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Loan may be made as, converted into or continued as a Fixed Rate Loan.  During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Loan shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Loan plus 2% per annum; provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 7.1 or 7.2, unless waived by the Required Lenders.

2.10

Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.

(i)

As provided elsewhere herein, all Lenders’ interests in the Loans and the Loan Documents shall be ratable undivided interests and none of such Lenders’ interests shall have priority over the others.  Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (local time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with KeyBank for each payment of principal, interest and fees as it becomes due hereunder.

2.11

Notes; Telephonic Notices.  Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any Authorized Officer.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.  The Administrative Agent will at the request of the Borrower, from time to time, but not more often than monthly, provide notice of the amount of the outstanding Aggregate Commitment, the Type of Loan, and the applicable interest rate, if for a Fixed Rate Loan.  Upon a Lender’s furnishing to Borrower an affidavit to such effect, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced.

2.12

Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise. Interest and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year.  Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment.  If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.13

Notification of Loans, Interest Rates and Prepayments.  The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent.  The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.14

Lending Installations.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation.  Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.15

Non-Receipt of Funds by the Administrative Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.  If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

2.16

Replacement of Lenders under Certain Circumstances.  The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (b) cannot maintain its Fixed Rate Loans at a suitable Lending Installation pursuant to Section 3.3, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default  shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any Fixed Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.17

Usury.  This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE III

CHANGE IN CIRCUMSTANCES

3.1

Yield Protection.  If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)

subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Loans, or

(ii)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Loans), or

(iii)

imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Fixed Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation  in connection with its Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Fixed Rate Loans, by an amount deemed material by such Lender  as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Fixed Rate Loans or Commitment, then, within 15 days of demand by such Lender or the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2

Changes in Capital Adequacy Regulations.  If a Lender in good faith determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender  is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3

Availability of Types of Loans.  If any Lender in good faith determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Loan and require any Fixed Rate Loans of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Loans are not available, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Loan with respect to any Fixed Rate Loans made after the date of any such determination, or (ii) an interest rate applicable to a Type of Loan does not accurately reflect the cost of making a Fixed Rate Loan of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall, with written notice to Borrower, suspend the availability of the affected Type of Loan with respect to any Fixed Rate Loans made after the date of any such determination.  If the Borrower is required to so repay a Fixed Rate Loan, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Alternate Base Rate.

3.4

Funding Indemnification.  If any payment of a ratable Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable Fixed Rate Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost (incurred or expected to be incurred) in liquidating or employing deposits acquired to fund or maintain the ratable Fixed Rate Loan and shall pay all such losses or costs within fifteen (15) days after written demand therefor.

3.5

Taxes.

(i)

All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)

In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

(iii)

The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)

For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

(vi)

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

(vii)

If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

3.6

Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Fixed Rate Loans under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error.  Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1

Initial Advance.  The Lenders shall not be required to make the initial Advance hereunder, unless (a) the Borrower shall, prior to or concurrently with such initial Advance, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

(i)

The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders which has requested a Note, this Agreement and the Subsidiary Guaranty;

(ii)

(A) Certificates of good standing for the Borrower and each Subsidiary Guarantor, from the State of Maryland for the Borrower and the states of organization of each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (B) foreign qualification certificates for the Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, for each other jurisdiction where the failure of the Borrower or such Subsidiary Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect;

(iii)

Copies of the formation documents (including code of regulations, if appropriate) of the Borrower and the Subsidiary Guarantors, certified by an officer of the Borrower or such Subsidiary Guarantor, as appropriate, together with all amendments thereto;

(iv)

Incumbency certificates, executed by officers of the Borrower and the Subsidiary Guarantors, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or any such Subsidiary Guarantor;

(v)

Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and each Subsidiary Guarantor hereunder;

(vi)

A written opinion of the Borrower’s and Subsidiary Guarantors’ counsel, addressed to the Lenders in substantially the form of Exhibit H hereto or such other form as the Administrative Agent may reasonably approve;

(vii)

A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the initial Borrowing Date provided that such certificate is in fact true and correct;

(viii)

The most recent financial statements of the Borrower;

(ix)

UCC financing statement, judgment, and tax lien searches with respect to the Borrower from its state of organization and principal place of business;

(x)

Written money transfer instructions, in substantially the form of Exhibit E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(xi)

A fully executed copy of the Fee Letters;

(xii)

Evidence that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid, or will be paid out of the proceeds of the initial Advance hereunder;

(xiii)

A compliance certificate pursuant to Section 6.1(v);

(xiv)

Confirmation, in a form reasonably acceptable to the Agent, that sufficient proceeds from the Initial Advance will be used to repay existing Secured Indebtedness and to obtain the release of the existing liens encumbering those Qualifying Unencumbered Properties described on Schedule 5 attached hereto; and

(xv)

Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

4.2

Each Advance.  The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

(i)

There exists no Default or Unmatured Default;

(ii)

The representations and warranties contained in Article V are true and correct as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

(iii)

All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1

Existence.  Borrower is a corporation duly organized and validly existing under the laws of the State of Maryland, with its principal place of business in Oak Brook, Illinois and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.  Each of Borrower’s Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2

Authorization and Validity.  The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3

No Conflict; Government Consent.  Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement.

5.4

Financial Statements; Material Adverse Effect.  All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments.  From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.5

Taxes.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  No tax liens have been filed and no claims are being asserted with respect to such taxes.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.6

Litigation and Guarantee Obligations.  Except as set forth on Schedule 3 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.  The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

5.7

Subsidiaries; Investment Affiliates.  Schedule 1 hereto contains, an accurate list of all Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock of such Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Subsidiary. Schedule 6  hereto contains an accurate list of all Investment Affiliates of Borrower, including the correct legal name of such Investment Affiliate, the type of legal entity which each such Investment Affiliate is, and the type and amount of all equity interests in such Investment Affiliate held directly or indirectly by Borrower.

5.8

ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.9

Accuracy of Information.  No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.10

Regulation U.  The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

5.11

Material Agreements.  Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

5.12

Compliance With Laws.  The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

5.13

Ownership of Properties.  Except as set forth on Schedule 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the financial statements as owned by it.

5.14

Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15

Affiliate Transactions. Except as permitted by Section 6.17,  neither the Borrower, nor any of its Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Borrower or any of its Subsidiaries is a party.

5.16

Solvency.

(i)

Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)

The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

5.17

Insurance  The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

(i)

Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

(ii)

Builder’s risk insurance for any Project under construction in the amount of the construction cost of such Project;

(iii)

Loss of rental income insurance in the amount not less than one year’s gross revenues from the Projects; and

(iv)

Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

5.18

REIT Status.  The Borrower is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

5.19

Environmental Matters.  Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 4 attached hereto and to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

To the best knowledge of the Borrower, the Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

(b)

To the best knowledge of the Borrower, (i) the Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

(c)

Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)

To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

(e)

No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower’s knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

(f)

To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.20

Intellectual Property.

(i) Borrower and each of its Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

(ii) Borrower and each of its Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.

 (iii) No claim has been asserted by any Person with respect to the use of any Intellectual Property by Borrower or any of its Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property.

(iv) The use of such Intellectual Property by Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect.

5.21

Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  Except as provided in the Fee Letters, no other similar fees or commissions will be payable by any Lender for any other services rendered to the Borrower, any of the Subsidiaries of the Borrower or any other Person ancillary to the transactions contemplated hereby.

5.22

Qualifying Unencumbered Properties.  As of the Agreement Execution Date, (i) Schedule 5 is a correct and complete list of all Qualifying Unencumbered Properties and all properties that will be Qualifying Unencumbered Properties upon release of the liens encumbering such properties (the “Encumbered Properties”), and the outstanding amount of underlying debt secured by such liens. Such debt will be repaid from the proceeds of the Loan prior to the initial Advance hereunder and release of such liens will be promptly obtained. Each of the assets included by the Borrower in calculations of Unencumbered Asset Value satisfies (or will satisfy in the case of the Encumbered Properties) all of the requirements contained in this Agreement for the same to be included therein.

5.23

No Bankruptcy Filing.  Neither Borrower nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against any of such Persons.

5.24

No Fraudulent Intent.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower or the Subsidiary Guarantors with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

5.25

Transaction in Best Interests of Borrower and Subsidiary Guarantors; Consideration.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of Borrower and the Subsidiary Guarantors and their respective creditors.  The direct and indirect benefits to inure to Borrower and the Subsidiary Guarantors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by Borrower and the Subsidiary Guarantors pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Subsidiary Guarantor to guaranty the Obligations, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable Borrower and its subsidiaries to have available financing to conduct and expand their business.  Borrower and its Subsidiaries constitute a single integrated financial enterprise and receives a benefit from the availability of credit under this Agreement.

5.26

Subordination.  Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any such Persons.

      5.27

Tax Shelter Representation.  Borrower does not intend to treat the Loans, and/or related transactions as being a “reportable transaction” (within the meaning of United States Treasury Regulation Section 1.6011-4).  In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.  If Borrower so notifies the Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

     5.28

Anti-Terrorism Laws.

(i)

None of the Borrower or any of its Affiliates is in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(ii)

None of the Borrower or any of its Affiliates, or any of its brokers or other agents acting or benefiting from the Loan is a Prohibited Person.  A “Prohibited Person” is any of the following:

(1)

a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(2)

a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)

a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)

a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(5)

a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(i)

None of the Borrower or any of its Affiliates or any of its brokers or other agents acting in any capacity in connection with the Loan (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Borrower shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its reasonable discretion, confirming Borrower’s compliance herewith).

Notwithstanding the foregoing, at any time that Borrower retains its status as a publicly held company, the representations made in this Section 5.28 are limited to the Borrower’s knowledge with respect to Affiliates who are Affiliates due to ownership due to 10% or more of any class of voting securities.

5.29

Survival. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower or any of its Subsidiaries to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower prior to the Agreement Execution Date and delivered to the Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE I

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

1.1

Financial Reporting.  The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

(i)

As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower’s chief financial officer or chief accounting officer;

(ii)

As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, the following reports in form and substance reasonably satisfactory to the Administrative Agent, all certified by the entity’s chief financial officer or chief accounting officer:  a statement of Funds From Operations, a statement of cash flows for each individual Project, a statement detailing Consolidated Outstanding Indebtedness and Adjusted Annual NOI, a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Project information to include square footage, occupancy, Net Operating Income and such other information on all Projects as may be reasonably requested;

(iii)

As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent;

(iv)

As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, a statement detailing the contributions to Adjusted Annual NOI from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to the Administrative Agent, certified by the entity’s chief financial officer or chief accounting officer;

(v)

Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit C hereto signed by the Borrower’s chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer’s knowledge, no Default or Unmatured Default exists, or if, to such officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

(vi)

As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(vii)

As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

(viii)

Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

(ix)

 Promptly upon becoming aware of the same and to the extent Borrower, or any of its Subsidiaries, are aware of the same, notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower, any of its Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $5,000,000, and notice of the receipt of notice that any United States income tax returns of Borrower or any of its Subsidiaries are being audited;

(x)

Promptly upon becoming available, a copy of any amendment to a formation document of Borrower;

(xi)

Promptly upon becoming aware of the same, notice of any change in the senior management of Borrower, or any of its Subsidiaries, any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower,  or any of its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expected to have a Material Adverse Effect;

(xii)

Promptly upon becoming aware of entry of the same, notice of any order, judgment or decree in excess of $5,000,000 having been entered against Borrower, or any of its Subsidiaries or any of their respective properties or assets;

(xiii)

Promptly upon receipt of the same, notice if Borrower, or any of its Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect; and

(xiv)

Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

1.2

Use of Proceeds.  The Borrower will use the proceeds of the Advances to finance the Borrower’s or its Subsidiaries’ acquisition of Stabilized Retail Projects or for working capital.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

1.3

Notice of Default.  The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

1.4

Conduct of Business.  The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each jurisdiction in which any Qualifying Unencumbered Property owned (or leased pursuant to an eligible ground lease) by it is located, and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect, and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.  Borrower shall, and shall cause each Subsidiary, to develop and implement such programs, policies and procedures as are necessary to comply with the USA Patriot Act and shall promptly advise the Administrative Agent in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.

1.5

Taxes.  The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

1.6

Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

1.7

Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

1.8

Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

1.9

Inspection.  The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

1.10

Maintenance of Status; Modification of Formation Documents.  The Borrower shall at all times  maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status. The Borrower shall not amend any of its articles of incorporation or by-laws without the prior written consent of the Administrative Agent. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, enter into any amendment or modification of any formation documents of Borrower or such Subsidiary which would have a Material Adverse Effect.

1.11

Dividends.  Provided there is no then-existing Default or (after notice thereof to Borrower) Unmatured Default hereunder, the Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by Borrower, provided, however, that in no event shall Borrower declare or pay dividends on its Capital Stock or make distributions with respect thereto to (including dividends paid and distributions actually made with respect to gains on property sales and any preferred dividends or distributions as the Borrower may be contractually required to make from time to time from the Inland-Ryan joint ventures) if such dividends and distributions paid on account of the then-current fiscal quarter and the three immediately preceding fiscal quarters, in the aggregate sales for such period, would exceed 95% of Funds From Operations for such period plus (B) without duplication, all gains on property sales for such period to the extent distributions were actually made with respect thereto.  Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

1.12

Merger; Sale of Assets.  The Borrower will not, nor will it permit any of its Subsidiaries to, without prior notice to the Administrative Agent and without providing a certification of compliance with the Loan Documents enter into any merger (other than mergers in which such entity is the survivor and mergers of Subsidiaries (but not the Borrower) as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary and (b) mergers solely to change the jurisdiction of organization of a Subsidiary Guarantor, provided that, in any event, approval in advance by the Required Lenders shall be required for transfer or disposition in any quarter of assets with an aggregate value greater than 10% of Total Asset Value, or any merger resulting in an increase to the Total Asset Value of more than 35%.

1.13

Delivery and Release of Subsidiary Guaranties.  Borrower shall cause each of its existing Subsidiaries (other than a Subsidiary which is a single-purpose entity which owns only Projects subject to securitized Indebtedness and which has restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in securitized financings) to execute and deliver to the Administrative Agent the Subsidiary Guaranty.  Within 10 days after the later of the date Borrower forms or acquires any Subsidiary or the date such Subsidiary first owns a Project, Borrower shall cause such Subsidiary (other than Subsidiaries excluded under the parenthetical in the preceding sentence) to execute and deliver to the Administrative Agent a joinder in the Subsidiary Guaranty, together with supporting organizational and authority documents and opinions similar to those provided with respect to the Borrower under Section 4.1 hereof.  If a Subsidiary that is initially not required to deliver a Subsidiary Guaranty under the parenthetical in the first sentence is later not precluded from doing so, then Borrower shall cause such Subsidiary to deliver a Joinder to Guaranty (in the form attached as Exhibit A to the form of Subsidiary Guaranty attached hereto as Exhibit F) and such supporting documents and opinions at that time.  If a Subsidiary Guarantor has sold its Projects and has liquidated all of its other assets and applied all of the proceeds of such liquidation in accordance with the terms of the Loan Documents and its organizational documents, such Subsidiary Guarantor shall be released from the Subsidiary Guaranty or from any other liability it may have undertaken with respect to the Obligations.

1.14

Sale and Leaseback.  The Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

1.15

Acquisitions and Investments.  The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)

Cash Equivalents and Marketable Securities;

(ii)

Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties, and Investments in existence on the date hereof and described in Schedule 1 hereto;

(iii)

transactions permitted pursuant to Section 6.12; and

(iv)

transactions permitted pursuant to Section 6.23; and

(v)

Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein.  Acquisitions permitted pursuant to this Section 6.15 shall be deemed to be “Permitted Acquisitions”.

1.16

Liens.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

(i)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii)

Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)

Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

(v)

Liens on Projects existing on the date hereof which secure Indebtedness as described in Schedule 2 hereto; and

(vi)

Liens other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein.

Liens permitted pursuant to this Section 6.16 shall be deemed to be “Permitted Liens”.

1.17

Affiliates.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

1.18

Swap Contracts.  The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Swap Contract, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

1.19

Variable Interest Indebtedness.  The Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed twenty percent (20%) of Total Asset Value, unless all of such Indebtedness in excess of such amount is subject to a Swap Contract approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

1.20

Consolidated Net Worth.  The Borrower shall maintain a Consolidated Net Worth of not less than $600,000,000 plus ninety percent (90%) of the equity contributions or sales of treasury stock received by the Borrower after the Agreement Execution Date.

1.21

Indebtedness and Cash Flow Covenants.  The Borrower on a consolidated basis with its Subsidiaries shall not permit:

(i)

any Guaranteed Obligations or any Secured Indebtedness of any member of the Consolidated Group which is also Recourse Indebtedness to exist, (A) at any time prior to achievement of an Unencumbered Leverage Ratio of 1.50, which exceeds in the aggregate $50,000,000, and (B) at any time on and after the achievement of an Unencumbered Leverage Ratio of 1.50, which exceeds in the aggregate 10% of Total Asset Value;

(ii)

   at any time prior to achievement of an Unencumbered Leverage Ratio of 1.50, any Unsecured Indebtedness to exist, other than the Obligations arising under this Agreement, the obligations arising under the Line of Credit Agreement, and obligations arising under the Convertible Notes.

(iii)

the Unencumbered Leverage Ratio to be less than (A) 1.40, at any time prior to the Unencumbered Trigger Date, (B) 1.50, on the Unencumbered Trigger Date and at any time subsequent to the Unencumbered Trigger Date through and including December 31, 2009, and (C) 1.60, at any time subsequent to December 31, 2009;

(iv)

Adjusted Annual EBITDA to be less than 1.50 times Fixed Charges at any time;

(v)

Secured Indebtedness to be (A) more than 0.50 times Total Asset Value at any time through and including the Unencumbered Trigger Date, or (B) more than 0.40 times Total Asset Value at any time subsequent to the Unencumbered Trigger Date;

(vi)

Consolidated Outstanding Indebtedness to be more than 0.60 times Total Asset Value at any time;

(vii)

the Unencumbered Asset Value to be less than $250,000,000 at any time; or

(viii)

at any time after the Unencumbered Trigger Date, Unsecured Debt Service Coverage to be less than 1.50 to 1.00.

1.22

Environmental Matters.  Borrower and its Subsidiaries shall:

(a)

Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

(d)

Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall include preparation of a “Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that the such Project is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to the Administrative Agent and remediation actions satisfactory to the Administrative Agent are being taken, and at a minimum comply with the specifications and procedures attached hereto as Exhibit G.  In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

1.23

Permitted Investments.

(a)

The Consolidated Group’s Investment in Unimproved Land shall not at any time exceed five percent (5%) of Total Asset Value.

(b)

The Consolidated Group’s Investment in First Mortgage Receivables (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed five percent (5%) of Total Asset Value.

(c)

The Consolidated Group’s aggregate Investment in (i) Investment Affiliates and (ii) any entity which is not a Wholly-Owned Subsidiary (valued at the greater of the cash investment in that entity by Borrower or the portion of Total Asset Value attributable to such entity or its assets as the case may be) shall not at any time exceed twenty percent (20%) of Total Asset Value.

(d)

The Consolidated Group’s Investment in Construction in Progress (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed five percent (5%) of Total Asset Value.

(e)

The Consolidated Group’s Investment in Marketable Securities shall not at any time exceed five percent (5%) of Total Asset Value.

(f)

The Consolidated Group aggregate Investment in Other Triple Net Leased Properties, both directly owned or owned through the Consolidated Group’s Pro Rata Share of Investment Affiliates owning Other Triple Net Leased Properties, (with each such asset valued at the lower of its acquisition cost or its fair market value) shall not at any time exceed fifteen percent (15%) of Total Asset Value.

(g)

The Consolidated Group’s aggregate Investment in the above items (a)-(f) in the aggregate shall not at any time exceed thirty-five percent (35%) of Total Asset Value.

1.24

Prohibited Encumbrances.  The Borrower agrees that neither the Borrower nor any other member of the Consolidated Group shall (i) create a Lien against any Project other than a single first-priority mortgage or deed of trust, (ii) create a Lien on any Capital Stock or other ownership interests in any member of the Consolidated Group or any Investment Affiliate or (iii) enter into or be subject to any agreement governing any Indebtedness which constitutes a Negative Pledge (other than restrictions on further subordinate Liens on Projects already encumbered by a first-priority mortgage or deed of trust).

1.25

Further Assurances. Borrower shall, at Borrower’s cost and expense and upon request of the Administration Agent, execute and deliver or cause to be executed and delivered, to the Administration Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administration Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

1.26

Distribution of Income to the Borrower.  Borrower shall cause all of its Subsidiaries to promptly distribute to Borrower (but not less frequently than once each fiscal quarter of Borrower unless otherwise approved by the Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices, (c) funding of reserves required by the terms of any deed of trust, mortgage or similar lien encumbering property of the Subsidiary; (d) payment or establishment of reserves for payment to minority equity interest holders of amounts required to be paid in respect of such equity interest.

1.27

More Restrictive Agreements.  Should Borrower, while this Agreement is in effect or any Note remains unpaid, enter into, refinance or modify any agreements pertaining to any existing or future Indebtedness or issuance of Capital Stock which agreements or documents include covenants (whether affirmative or negative), warranties, representations, or defaults or events of default (or any other provision which may have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) other than those set forth herein or in any of the other Loan Documents, Borrower shall promptly so notify the Administrative Agent and, if requested by the Administrative Agent or the Required Lenders, Borrower, the Administrative Agent and the Required Lenders shall promptly amend this Agreement and the other Loan Documents to incorporate some or all of such provisions as determined by the Required Lenders in their sole discretion; provided, however, that any such amendment shall provide that, upon cancellation or termination of the loan agreement, this Agreement, or other instrument pertaining to such other Indebtedness or issuance of Capital Stock (other than by reason of an event of default thereunder), so long as no Default or Unmatured Default is in existence, such amendment also shall terminate and the provisions of this Agreement affected by such amendment shall revert to the terms thereof as in effect prior to giving effect to such amendment.

ARTICLE II

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

2.1

Nonpayment of any principal payment on any Note when due.

2.2

Nonpayment of interest upon any Note or of any facility fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

2.3

The breach of any of the terms or provisions of Article VI.

2.4

Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

2.5

The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within five (5) days after written notice from the Administrative Agent or any Lender.

2.6

Failure of the Borrower or any of its Subsidiaries to pay when due any Recourse Indebtedness, regardless of amount, or any other Consolidated Outstanding Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) in excess of $10,000,000 in the aggregate (collectively, “Material Indebtedness”); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Material Indebtedness shall not constitute a Default so long as the Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome); or, under any Swap Contract, the occurrence of an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000.

2.7

The Borrower, or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

2.8

A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

2.9

The Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments, warrants, writs of attachment, execution or similar process or orders for the payment of money in an amount which, when added to all other judgments, warrants, writs, executions, processes or orders outstanding against Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment, warrant, writ, execution, order or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of Borrower or its Subsidiaries.

2.10

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

2.11

The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

2.12

Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates.

2.13

The occurrence of any “Default” as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

2.14

The attempted revocation, challenge, disavowment, or termination by the Borrower or Guarantors of any of the Loan Documents.

2.15

Any Change of Control shall occur.

2.16

Any Change in Management shall occur.

      7.17

A federal tax lien shall be filed against Borrower or any of its Subsidiaries under Section 6323 of the Code or a lien of the PBGC shall be filed against Borrower or any of its Subsidiaries under Section 4068 of ERISA and in either case such lien shall remain undischarged (or otherwise unsatisfied) for a period of twenty-five (25) days after the date of filing.

ARTICLE III

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

3.1

Acceleration.  If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Facility Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender.  If any other Default occurs, so long as a Default exists Lenders shall have no obligation to make any Loans and the Required Lenders, at any time prior to the date that such Default has been fully cured, may permanently terminate the obligations of the Lenders to make Loans hereunder and declare the Facility Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Facility Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents.

If, within 10 days after acceleration of the maturity of the Facility Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Facility Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

3.2

Amendments.  Subject to the provisions of this Article VIII the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

(i)

Extend the Maturity Date, or forgive all or any portion of the principal amount of any Loan or accrued interest thereon, reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the underlying interest rate options or extend the time of payment of any such principal, interest or facility fees.

(ii)

Release any Subsidiary Guarantor, except as permitted in Section 6.13 (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from the Subsidiary Guaranty or any other future guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from any liability it may undertake with respect to the Obligations.

(iii)

Reduce the percentage specified in the definition of Required Lenders.

(iv)

Increase the Aggregate Commitment beyond $140,000,000, except as provided for in Section 2.2 above.

(v)

Permit the Borrower to assign its rights under this Agreement.

(vi)

Amend Sections 2.10, 8.1, 8.2 or 11.2.

(vii)

Waive compliance with the Unencumbered Leverage Ratio requirement on December 31, 2008 as provided for in Section 6.21(iii) or amend the definition of  Unencumbered Trigger Date, or any of the defined terms used in the definition of the Unencumbered Trigger Date, as set forth in Article I.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.  If the Required Lenders have agreed to waive the requirement of Section 7.15 and permit a Change of Control to occur, each non-consenting Lender shall have the option to terminate its Commitment, provided that such option is exercised within five (5) Business Days after the Administrative Agent has notified all Lenders that the Required Lenders have agreed to such a waiver by written notice from such non-consenting Lender to Administrative Agent and Borrower. Upon the termination of such a non-consenting Lender’s Commitment, such non-consenting Lender’s obligation to fund Loans shall be terminated as of the date such Change of Control occurs and Borrower shall repay any outstanding Obligations due to such Lender prior to or concurrently with the occurrence of such Change of Control. Following the termination of any Commitment pursuant to this Section 8.2, the Aggregate Commitment shall be reduced by the amount of the Commitment or Commitments terminated, and the Percentages of each of the remaining Lenders shall be adjusted to reflect their share of the new reduced Aggregate Commitment.

3.3

Preservation of Rights.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

3.4

Insolvency of Borrower.  In the event of the insolvency of the Borrower, the Lenders shall have no obligation to make further disbursements of the Facility, and the outstanding principal balance of the Facility, including accrued and unpaid interest thereon, shall be immediately due and payable.

3.5

Application of Funds. After the acceleration of the Facility Obligations as provided for in Section 8.1 (or after the Facility Obligations have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(i)

to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including attorney costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(ii)

to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause (ii) payable to them;

(iii)

to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)

to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders, in proportion to the respective amounts described in this clause (iv) held by them;

(v)

to payment of that portion of the Obligations constituting Related Swap Obligations ratably among the Lenders and Affiliates of Lenders holding such Related Swap Obligations in proportion to the respective amounts described in this clause (v) held by them; and

(vi)

the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IV

GENERAL PROVISIONS

4.1

Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

4.2

Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

4.3

Taxes.  Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

4.4

Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

4.5

Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

4.6

Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

4.7

Expenses; Indemnification.  The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout).  The Borrower further agrees to indemnify the Administrative Agent, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all fees and reasonable expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefor whether or not the Administrative Agent, or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  The obligations of the Borrower under this Section shall survive the termination of this Agreement.

4.8

Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

4.9

Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

4.10

Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

4.11

Nonliability of Lenders.  The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

4.12

CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

4.13

CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

4.14

WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

ARTICLE V

THE ADMINISTRATIVE AGENT

5.1

Appointment.  KeyBank National Association, is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender.  The Administrative Agent agrees to act as such upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

5.2

Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

5.3

General Immunity.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a “highly leveraged transaction”.

5.4

No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection, or priority of any interest in any collateral security; or (vi) the financial condition of the Borrower or any Subsidiary Guarantor.  Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

5.5

Action on Instructions of Lenders.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

5.6

Employment of Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

5.7

Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

5.8

Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent’s express obligations and undertakings to the Lenders which is not cured after written notice and within the period described in Section 10.3, The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

5.9

Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

5.10

Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

5.11

Successor Administrative Agent.  Except as otherwise provided below, KeyBank National Association shall at all times serve as the Administrative Agent during the term of this Facility.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may be removed at any time with cause by written notice received by the Administrative Agent from all Lenders holding 66 2/3% of that portion of the Aggregate Commitment not held by the Administrative Agent, such removal to be effective on the date specified by the other Lenders.  In addition, if at any time the Commitment of the Administrative Agent (or the aggregate amount of Advances held by the Administrative Agent if the Commitments have been terminated) is less than $10,000,000, the Administrative Agent shall resign from such role at the written request of any Lender.  Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

5.12

Notice of Defaults.  If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender.  Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

5.13

Requests for Approval.  If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. Notwithstanding anything to the contrary contained herein, the failure of a Lender to respond with such a written approval or disapproval within such time period shall not result in such Lender becoming a Defaulting Lender.

5.14

Defaulting Lenders.  At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender, except that the amount of the Commitment of the Defaulting Lender may not be changed without its consent.  If a Defaulting Lender has failed to fund its pro rata share of any Advance and until such time as such Defaulting Lender subsequently funds its pro rata share of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its pro rata share (such principal, interest and fees being referred to as “Senior Loans” for the purposes of this section).  All amounts paid by the Borrower or the Guarantor and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective pro rata shares (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full.  After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 10.14.  This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement.  The provisions of this section shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders.

ARTICLE VI

SETOFF; RATABLE PAYMENTS

6.1

Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.  Notwithstanding the foregoing, to avoid the effect of any “single action” rule or any other adverse effect upon the rights and remedies available to the Lenders against Borrower, prior to exercising any such setoff right against Borrower each Lender agrees to advise the Administrative Agent of such intended action and obtain the prior written consent of the Administrative Agent to such intended action.

6.2

Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE VII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

7.1

Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3.  The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

7.2

Participations.

7.2.1

Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

7.2.2

Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

7.2.3

Benefit of Setoff.  The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender’s interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, including without limitation the obligation to advise, and to obtain the prior written consent of, the Administrative Agent with respect to any exercise of such right of setoff.  Each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice.  The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

7.3

Assignments.

7.3.1

Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Eligible Assignee all or any portion (greater than or equal to $10,000,000 for each assignee, so long as the hold position of the assigning Lender is not less than $10,000,000) of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto.  The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to an Eligible Assignee which is not a Lender or an Affiliate thereof.  Such consent shall not be unreasonably withheld.

7.3.2

Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit D hereto (a “Notice of Assignment”), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.  The Notice of Assignment shall contain a representation by the Eligible Assignee to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Eligible Assignee in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Eligible Assignee.  Upon the consummation of any assignment to a Eligible Assignee pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

7.4

Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to Section 9.11 of this Agreement.

7.5

Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

ARTICLE VIII

NOTICES

8.1

Giving Notice.  Except as otherwise permitted by Section 2.11 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

8.2

Change of Address.  The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE IX

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Borrower and the Lenders, individually and in their respective capacities as Agents, have executed this Agreement as of the date first above written.

INLAND REAL ESTATE CORPORATION

By: /s/Brett A. Brown

Print Name: Senior Vice President

Title: Chief Financial Officer

2901 Butterfield Road

Oak Brook, Illinois

Phone:  630-218-7351

Facsimile:  630-218-7350

Attention:  Mark E. Zalatoris

           zalatoris@inlandrealestate.com

COMMITMENT:

KEYBANK NATIONAL ASSOCIATION,

$30,000,000

Individually and as Administrative Agent

By:  /s/Joshua K. Mayers

Print Name:

Title:  Vice President_________

127 Public Square, 8th Floor

OH-01-27-0839

Cleveland, Ohio 44114

Phone:  216-689-4660

Facsimile:  216-689-3566

Attention:  Kevin Murray

Kevin_P_Murray@KeyBank.com

With a copy to:

KeyBank National Association

800 Superior, 6th Floor

Cleveland, Ohio  44114

Phone:  216-828-7512

Facsimile:  216-828-7523

Attention:  Vicki Heineck

COMMITMENT:

BANK OF AMERICA, N.A.,

$35,000,000

Individually and as Syndication Agent

By:_/s/Ghi S. Gavin__________________________

Ghi S. Gavin

Senior Vice President

101 South Tryon Street

NC1 002 33 87

Charlotte, NC 28255

Phone: (704) 386-6994

Facsimile: (704) 386-6434

Attention: Linda J. Frixen

Linda.j.frixen@bankofamerica.com

COMMITMENT:

WELLS FARGO BANK, NATIONAL

$30,000,000

ASSOCIATION

By:  /s/ Marla S. Bergrin

Marla S. Bergrin

Assistant Vice President

123 N. Wacker Dr.
Chicago, IL  60606
Phone: (312) 827-1554

Facsimile: (312) 782-0969

Attention:  Amanda Mayer

amanda.m.meyer@wellsfargo.com

COMMITMENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

$20,000,000

By:  /s/Amit Khimji

Amit Khimji

Vice President

Wachovia Capital Markets

301 South College Street NC 0172, 16th Floor
Charlotte, NC 28202

Phone: (704) 383-6787

Facsimile:  (704) 715-0065

Attention:  Karen Berka

Karen.berka@wachovia.com

With a copy to: Wachovia

1525 W. WT Harris Blvd.

Charlotte, NC 28262

Phone: (704) 590-3325

Facsimile: (704) 715-0099

Attention: Andrew Gadson

Andrew.gadson@wachovia.com

COMMITMENT:

 RBS CITIZENS, NATIONAL ASSOCIATION,

25,000,000

 D/B/A CHARTER ONE

By: /s/Donald W. Woods_________________

Donald W. Woods

Senior Vice President

RBS Citizens, d/b/a Charter One

1215 Superior Avenue 6th Floor

Cleveland, Ohio 44114

Phone: (216) 277-0199

Facsimile: (216) 277-4607

Attention: Don Wood

Donald.w.woods@charteronebank.com

mjawyn@charteronebank.com

J-1

J-22